SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20519

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

AND

LISTING OF SUCH SECURITIES ON THE
NEW YORK STOCK EXCHANGE, INC.

LASALLE FUNDING LLC (Exact name of registrant as specified in its charter)
Delaware (State of incorporation or organization)	36-4484881 (I.R.S. Employer Identification No.)
135 South LaSalle Street Chicago, Illinois (Address of principal executive office)	60674 (Zip Code)

Securities to be registered pursuant to Section 12(b)of the Securities Exchange Act of 1934:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

5.15% LaSalleNotes due 2017	New York Stock Exchange

This form relates to the registration of a class of “debt securities,” as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under Section 12 or Section 15(d) of the Act.

            Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A

            Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered

            The title of the class of securities to be registered hereunder is: $6,000,000 aggregate principal amount of 5.15% LaSalleNotes due 2017 (CUSIP 51803X GS 2) (the “Notes”). A description of the Notes is set forth under the caption “Description of Debt Securities” in the prospectus included within the Registration Statement of LaSalle Funding LLC (the “Registrant”), ABN AMRO Bank N.V. and ABN AMRO Holding N.V. on Form S-3/F-3 (Registration No. 333-104778) (the “Registration Statement”), as supplemented by the information under the caption “Description of Notes” contained in the prospectus supplement dated September 22, 2003 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), which description is incorporated herein by reference, and as further supplemented by information contained in the pricing supplement, dated February 10, 2005, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Notes and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

            All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

            In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the “Debt Securities”); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable, and, the effectiveness of the securities under the Act, or, if not registered, the reasons why not.

ITEM 2.  EXHIBITS

            The following is a list of exhibits provided herewith..

Exhibit Number	Description of Exhibits

1

Form of Indenture between the Registrant, ABN AMRO Bank N.V., ABN AMRO Holding N.V. and BNY Midwest Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (333-104778));

2

First Supplemental Indenture, dated as of September 24, 2003, among LaSalle Funding LLC, ABN AMRO Bank N.V., ABN AMRO Holding N.V. and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to the Form 6-K of ABN AMRO Bank N.V., filed on October 2, 2003).

3	Form of LaSalleNotes (incorporated by reference to Exhibit 4.2 to the Form 6-K of ABN AMRO Bank N.V., filed on October 2, 2003).

SIGNATURE

            Pursuant to the requirements of Section 12 of the Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 11, 2005	LASALLE FUNDING LLC

By: /s/ Thomas J. Bell
Name: Thomas J. Bell Title: Vice President

By: /s/ John P. Murphy
Name: John P. Murphy Title: Vice President

Listing Application to
New York Stock Exchange, Inc.

51803X GS 2

            The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of LASALLE FUNDING LLC and certifies to the Securities Exchange Commission its approval for the listing and registration of such securities under the Act:

By:
Name: Janice O’Neill Title: Vice President - Corporate Compliance